UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2025
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2025, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Provident Bank (the “Bank”), the wholly owned bank subsidiary of Provident Financial Services, Inc. (the “Company”), designated the following named executive officers of the Company as eligible to participate under the Provident Bank Non-Qualified Supplemental DC Plan (the “Plan”):
Anthony Labozzetta
Thomas M. Lyons
Valerie O. Murray
George Lista

The Bank maintains the Plan for the benefit of employees of the Bank (and of any other company that may be approved by the Board) at the level of executive vice president or higher who are designated by the Committee as eligible to participate under the Plan (“Eligible Officers”).

An Eligible Officer may become a participant by electing to defer a portion of such Eligible Officer’s cash compensation as reported on Form W-2, which deferred amounts are credited to the participant’s notional account. Amounts in a participant’s notional account will be adjusted for earnings, losses, appreciation and depreciation based on an investment benchmark as set by the Committee from time to time. The initial investment benchmark will be an annual rate equal to the bond-equivalent yield on United States Treasury securities (not indexed for inflation) adjusted to a constant maturity of 10 years as published by the Federal Reserve for the first business day of the calendar year.

The Bank may also recommend to the Committee that a Bank contribution be made for a participant which, if made, will be subject to a vesting schedule set forth in the Plan and will be adjusted to reflect the investment benchmark. A Bank contribution would constitute additional compensation for the participant. No Bank contributions have been recommended at this time.

Participant’s accounts are payable in cash and generally will be paid in either a single lump sum or in annual installments over up to ten (10) years, as elected by the participant, following the participant’s separation from service, death or disability or in a scheduled withdrawal year. Changes to the time of distribution may be made in limited circumstances. In the event of an unforeseeable financial hardship, the participant may elect to receive some or all of the deferred amounts and related earnings prior to their scheduled distribution date(s), subject to approval by the Committee.

The obligation to pay the balance of each participant’s account will at all times be an unfunded and unsecured obligation of the Bank. Benefits are payable solely from the Bank’s general funds and are subject to the risk of corporate insolvency. The Bank may, but is not required to, establish a grantor “rabbi” trust, for the purpose of funding liabilities under the Plan. Payments under the Plan are subject to the Bank’s clawback policies.

The foregoing description of the Plan is qualified in its entirety by the full text of such Plan, attached to this Current Report as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits.

Exhibit No.        Description
99.1     Provident Bank Non-Qualified Supplemental DC Plan document which will be filed on January 31, 2025.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	January 31, 2025	By:/s/ Bennett MacDougall
Bennett MacDougall
EVP, General Counsel & Corporate Secretary